EXHIBIT 99.1

 First Oak Brook Bancshares, Inc. Announces Record Earnings For 2004

    OAK BROOK, Ill.--(BUSINESS WIRE)--Jan. 18, 2005--

                             2004 Earnings
                              (Unaudited)

    FIRST OAK BROOK BANCSHARES, INC., (NASDAQ:FOBB) announced record income for 2004 of $19.072 million, up from $18.435 million for 2003. Diluted earnings per share were an all-time high of $1.91 in 2004 compared to $1.87 in 2003.
    Earnings for 2004 resulted in a return on average shareholders' equity (ROE) of 15.21% compared to 15.79% in 2003 and a return on average assets (ROA) of .96% in 2004 compared to 1.11% in 2003.
    Net interest income was $53.411 million in 2004 compared to $51.231 million in 2003. The increase in net interest income resulted from a 21% increase in average earning assets, partially offset by a 47 basis point decrease in the net interest margin to 2.89%. The growth in average earning assets included an increase in average investment securities of $224.1 million and an increase in average loans of $100.1 million. Margin compression in 2004 was primarily the result of the mix of earning assets and lower loan prepayment fees than those received in 2003.
    The provision for loan losses was $500,000 in 2004 compared to $1,600,000 in 2003. The decrease is due to improved asset quality and a lower level of charge-offs.
    Other income, excluding investment securities gains, decreased slightly, primarily as a result of the following:

    -- Treasury management - down $1,102,000, primarily due to the loss of one significant customer in mid 2003 and the preference by treasury management customers to pay for services with deposit balances. Average demand deposits are up 10%.

    --  Gains on mortgages sold, net of fees and costs - down
        $762,000, due to an overall mortgage market slowdown.

    -- Investment management and trust fees - up $481,000, primarily from increases in discretionary assets under management which rose to $751.0 million, up from $635.2 million at December 31, 2003.

    -- Merchant credit card processing fees - up $1,129,000, due to increased volume. Merchant outlets totaled 566 at December 31, 2004 as compared to 429 at December 31, 2003.

    -- Broker/dealer income - up $160,000, due to a full year of operation of the investment sales center.

    Other expenses rose 5% for the full year of 2004, primarily as a result of the following:

    -- Salaries and employee benefits - up $613,000, primarily due to higher compensation costs and increased costs of employee benefits.

    -- Occupancy and equipment - up $617,000, due to the opening of the Graue Mill branch in May 2003, the St. Charles branch in October 2003, and Bank expansion into previously leased space at the Company's Oak Brook headquarters.

    -- Advertising and business development - up $324,000, due to expenses associated with individual sales and promotion efforts.

    -- Merchant credit card interchange expense - up $1,025,000, due to increased volume.

    -- Professional fees - down $378,000 due to the reimbursement of legal fees related to a fully recovered problem credit and reduced legal activity involving the property in OREO, offset by increased costs due to Sarbanes-Oxley 404 compliance.

    President's Comments

    Richard M. Rieser, Jr., Company President said, "The Company achieved many milestones during 2004. For the first time, assets topped $2 billion ending the year at $2.083 billion, and loans surpassed the $1 billion mark ending 2004 at a record $1.071 billion. Shareholders' equity stood at a record $133.8 million, and credit quality continued to improve. Due to the rising rate environment, we shortened the duration of our growing investment portfolio, with only a minor give-up in yield and without having to take significant securities' losses. Most significantly, we posted record earnings and earnings per share, and we increased our dividend payout for the 13th consecutive year.
    "While we are pleased with the record year in 2004, we anticipate 2005 will present some challenges. Margin pressure is expected to continue given the further flattening of the yield curve and competitive pressures on loan and deposit pricing. In addition, we anticipate continuing regulatory burdens and expenses in 2005 related to compliance with the Sarbanes-Oxley Act, the Bank Secrecy Act, and the USA Patriot Act."

    2004 Fourth Quarter Earnings
    (Unaudited)

    Net income for the fourth quarter of 2004 was $4.940 million compared to $4.669 million for the fourth quarter of 2003. Diluted earnings per share were $.49 in 2004 compared to $.47 in 2003, up 4%.
    Earnings for the fourth quarter of 2004 resulted in an annualized ROE of 14.88% and an annualized ROA of .94%.
    Net interest income was $13.260 million for the fourth quarter of 2004 as compared to $12.917 million in the fourth quarter of 2003, up 3%. The increase in net interest income resulted from a 21% increase in average earning assets, partially offset by a 48 basis point decrease in the net interest margin to 2.72%. The growth in average earning assets included an increase in average investment securities of $210.0 million and an increase in average loans of $128.6 million. The rise in short-term interest rates during the latter half of 2004 and the continuing flattening of the yield curve resulted in margin compression. While the yield on interest earning assets was flat, the cost of interest-bearing liabilities increased.
    The provision for loan losses was zero for the fourth quarter of 2004 compared to $250,000 for the fourth quarter of 2003, due to continued improved asset quality and a low level of charge-offs.
    Other income, excluding investment securities gains and losses, rose 7%, primarily as a result of the following:

    -- Investment management and trust fees - up $87,000, primarily from increases in discretionary assets under management.

    -- Merchant credit card processing fees - up $307,000, due to increased volume.

    --  Covered call income - down $122,000.

    Other expenses rose 3% in the fourth quarter of 2004, primarily as a result of the following:

    -- Salaries and employee benefits - up $108,000, primarily due to higher compensation costs and increased costs of employee benefits.

    -- Merchant credit card interchange expense - up $291,000, due to increased volume.

    -- Other expense - up $137,000, partially due to costs associated with terminating the branch expansion previously planned for Yorkville, Illinois.

    --  Provision for OREO - down $212,000.

    Assets and Record Equity at December 31, 2004
    (Unaudited)

    Total assets reached $2.083 billion at December 31, 2004, up 13% from $1.848 billion at December 31, 2003.
    Shareholders' equity reached a record high of $133.8 million at December 31, 2004, compared to $120.9 million at December 31, 2003. Book value per share increased to $13.33, up 10% from $12.12 at December 31, 2003.
    The Company's and Oak Brook Bank's capital ratios met the "well capitalized" criteria of the Federal Reserve and FDIC, respectively. "Well-capitalized" status reduces Fed regulatory burdens and helps lessen FDIC insurance assessments.
    The Company repurchased 32,353 shares at an average price of $29.95 during 2004. As of December 31, 2004, there are 116,237 shares remaining in the previously approved Stock Repurchase Program and repurchases will be made in the open market or through negotiated transactions from time to time depending on market conditions. The repurchased stock is held as treasury stock and used for general corporate purposes.

    Asset Quality
    (Unaudited)

    Nonperforming loans (consisting of nonaccrual loans and loans past due greater than 90 days) were $148,000 at December 31, 2004, a decrease from $542,000 at December 31, 2003. Potential problem loans declined to $200,000 at December 31, 2004 from $8.9 million at December 31, 2003.
    Net charge-offs for 2004 totaled $323,000 compared to $582,000 in 2003. In 2004, gross charge-offs totaled $683,000, of which $104,000 was a write-down of a related commercial and commercial real estate property transferred into OREO. The remaining charge-offs and recoveries relate primarily to the Company's indirect vehicle portfolio.
    In 2003, gross charge-offs totaled $1,306,000, of which $815,000 related to the sale into the secondary market of two performing nationally syndicated credits. In 2003, gross recoveries totaled $724,000, of which $492,000 related to a hotel loan charged off in 2002. With the exception of these significant 2003 transactions, substantially all other activity related to the indirect vehicle portfolio.
    As of December 31, 2004, the Company's allowance for losses was $8.5 million, or .80% of loans outstanding, compared to $8.4 million, or .91% of loans outstanding at December 31, 2003.
    At December 31, 2004, nonperforming assets totaled $10.150 million. Nonperforming assets include OREO ($9.857 million), loans past due 90 days or more ($148,000), and repossessed vehicles held for sale ($145,000).
    OREO totaled $9.857 million at December 31, 2004, a substantial decrease from $16.130 million at December 31, 2003. OREO consists primarily of a luxury condominium project in Chicago. The property was completed within budget during the first quarter of 2004. As of December 31, 2004, 14 of the 24 units and 32 of the 53 parking spaces are sold and occupied. Currently, the Company has contracts pending with escrow deposits on 2 additional units plus 3 parking spaces. In addition, there are contracts still pending attorney review on another 2 units and 3 parking spaces. This property is recorded at its estimated net realizable value of $9.761 million. The remaining $96,000 of OREO represents the net realizable value of a commercial real estate property in Chicago Heights, Illinois.

    Branch Network
    (Unaudited)

    The Bank currently operates seventeen banking offices, fifteen in the western suburbs of Chicago, one in the northern suburbs of Chicago, and one at Huron and Dearborn Streets in downtown Chicago, in addition to an Internet branch at www.obb.com.
    The Bank has three additional branches under development in Darien, Wheaton, and Glencoe that are expected to open in 2005. The Bank expects to open its Darien branch in March 2005, and the Wheaton and Glencoe branches in the latter part of 2005. The Glencoe location remains subject to bank regulatory and local building approvals.
    The Bank continues to evaluate branch expansion opportunities in the Chicago area.

    Shareholder Information
    (Unaudited)

    The Company's Common Stock trades on the Nasdaq Stock Market(R) under the symbol FOBB. FOBB remained on the Russell 2000(R) Index effective July 1, 2004 for a term of one year.
    Nineteen firms make a market in the Company's Common stock. The following six firms provide research coverage: Howe Barnes Investments, Inc.; Sandler, O'Neill & Partners; Stifel Nicolaus & Co.; Keefe, Bruyette & Woods, Inc.; FTN Financial Securities Corp.; and Sidoti & Co.
    At our Web site www.firstoakbrook.com you will find shareholder information including this press release and electronic mail boxes. You will also have the option of directly linking to additional financial information filed with the SEC.
    A balance sheet, income statement and selected financial data are enclosed.

    Forward-Looking Statements

    This release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of invoking these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, can generally be identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ materially from the results projected in forward-looking statements due to various factors. These risks and uncertainties include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing; a deterioration of general economic conditions in the Company's market areas; legislative or regulatory changes; adverse developments in our loan or investment portfolios; the assessment of the provision and reserve for loan losses; developments pertaining to the loan fraud and condominium project at 60 W. Erie, Chicago, including the strength of the Chicago luxury condominium for sale market; significant increases in competition or changes in depositor preferences or loan demand, difficulties in identifying attractive branch sites or other expansion opportunities, or unanticipated delays in regulatory approval or construction buildout; difficulties in attracting and retaining qualified personnel; and possible dilutive effect of potential acquisitions or expansion. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. We undertake no obligation to update publicly any of these statements in light of future events except as may be required in subsequent periodic reports filed with the Securities and Exchange Commission.


FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

                                        (Unaudited)
                                       December 31, December 31,  %
                                           2004        2003     Change
                                       -------------------------------
                                        (Dollars in thousands)
Assets
  Cash and due from banks                   $34,273     $46,308   (26)
  Fed funds sold and interest-bearing
   deposits with banks                       51,479      20,008   157
  Investment securities held-to-
   maturity, at amortized cost               35,469      13,426   164
  Investment securities available-for-
   sale, at fair value                      805,608     770,045     5
  Loans:
   Commercial                               116,653      95,761    22
   Syndicated                                34,958      33,088     6
   Construction                              75,833      40,493    87
   Commercial mortgage                      247,840     234,967     5
   Residential mortgage                     109,097     101,133     8
   Home equity                              151,873     139,926     9
   Indirect auto                            276,398     226,866    22
   Harley Davidson                           51,560      35,957    43
   Other consumer                             7,443       7,487    (1)
                                       -------------------------
  Total loans, net of unearned income     1,071,655     915,678    17
  Allowance for loan losses                  (8,546)     (8,369)    2
                                       -------------------------
  Net loans                               1,063,109     907,309    17
  Other real estate owned, net of
   valuation reserve                          9,857      16,130   (39)
  Premises and equipment, net of
   accumulated depreciation                  34,561      33,461     3
  Bank owned life insurance                  24,858      21,011    18
  Other assets                               23,310      20,117    16
                                       -------------------------
Total assets                             $2,082,524  $1,847,815    13
                                       =========================


FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

                                        (Unaudited)
                                       December 31, December 31,  %
                                           2004        2003     Change
                                       -------------------------------
                                        (Dollars in thousands)
Liabilities
  Noninterest-bearing demand deposits      $265,251    $250,101     6
  Interest-bearing deposits:
    Savings deposits and NOW accounts       291,028     275,075     6
    Money market accounts                   166,777     123,222    35
    Time deposits:
      Under $100,000                        376,841     357,775     5
      $100,000 and over                     614,639     452,329    36
                                       -------------------------
    Total interest-bearing deposits       1,449,285   1,208,401    20
                                       -------------------------
  Total deposits                          1,714,536   1,458,502    18
  Securities sold under agreements to
   repurchase and other short-term
   borrowings                                25,285      54,487   (54)
  Treasury, tax and loan demand notes         7,792      15,423   (49)
  FHLB of Chicago borrowings                161,418     161,500     -
  Junior subordinated notes issued to
   capital trusts (1)                        23,713           -     -
  Trust Preferred Capital Securities              -      23,000  (100)
  Other liabilities                          15,993      14,011    14
                                       -------------------------
Total liabilities                         1,948,737   1,726,923    13
Shareholders' equity:
  Preferred stock                                 -           -     -
  Common stock                               21,850      21,850     -
  Surplus                                     7,751       5,765    34
  Accumulated other
   comprehensive income                         432       1,463   (70)
  Retained earnings                         114,897     102,062    13
  Less cost of shares in treasury           (11,143)    (10,248)    9
                                       -------------------------
Total shareholders' equity                  133,787     120,892    11
                                       -------------------------
Total liabilities and shareholders'
 equity                                  $2,082,524  $1,847,815    13
                                       =========================

--------------------------------------

(1) The Company deconsolidated three statutory trust subsidiaries upon adoption of FASB Interpretation No. 46R "Consolidation of Variable Interest Entities." As a result, at December 31, 2004 the Company reported $23.713 million in junior subordinated notes issued to capital trusts in lieu of the $23.0 million of trust preferred capital securities prevously disclosed at December 31, 2003. The increase in reported liabilities of $713,000 equals the Company's equity in the unconsolidated subsidiaries which is included in other assets.


FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)



                       Three months ended          Years ended
(In thousands except     December 31,      %      December 31,    %
 per share data)         2004    2003    Change  2004    2003   Change
                      ------------------------- ----------------------

Interest income:
  Loans                  $13,053 $11,840    10  $49,691 $50,852    (2)
  Investment
   securities:
    U.S. Treasury and
     U.S. Government
     agencies              8,058   6,467    25   30,064  23,465    28
    State and
     municipal
     obligations             496     517    (4)   1,953   2,036    (4)
    Other securities         909   1,012   (10)   4,312   3,082    40
  Fed funds sold and
   interest-bearing
   deposits with banks       236     101   134      691     500    38
                      -------------------       ----------------
Total interest income     22,752  19,937    14   86,711  79,935     8
Interest expense:
  Savings deposits and
   NOW accounts              889     652    36    3,149   2,163    46
  Money market
   accounts                  584     319    83    1,811   1,534    18
  Time deposits            6,068   4,379    39   21,167  17,899    18
  Fed funds purchased,
   securities sold
   under agreements
   to repurchase and
   other short-
   term borrowings           128     150   (15)     403     797   (49)
  Treasury, tax and
   loan demand notes          12       6   100       47      32    47
  FHLB of Chicago
   borrowings              1,405   1,202    17    5,197   5,051     3
  Junior subordinated
   notes issued to
   capital trusts            406       -    (a)   1,526       -    (a)
  Trust Preferred
   Capital Securities          -     312    (a)       -   1,228    (a)
                      -------------------       ----------------
Total interest expense     9,492   7,020    35   33,300  28,704    16
                      -------------------       ----------------
  Net interest income     13,260  12,917     3   53,411  51,231     4
Provision for loan
 losses                        -     250    (a)     500   1,600   (69)
                      -------------------       ----------------
  Net interest income
   after provision for
   loan losses            13,260  12,667     5   52,911  49,631     7


FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)


                       Three months ended          Years ended
(In thousands except     December 31,      %      December 31,    %
 per share data)         2004     2003   Change  2004    2003   Change
                      ------------------------- ----------------------

Other income:
  Service charges on
   deposit accounts:
    Treasury
     management            1,040   1,117    (7)   4,499   5,601   (20)
    Retail and small
     business                323     324     -    1,272   1,259     1
  Investment
   management and
   trust fees                676     589    15    2,621   2,140    22
  Merchant credit card
   processing fees         1,567   1,260    24    5,978   4,849    23
  Gains on mortgages
   sold, net of fees
   and costs                  65      50    30      242   1,004   (76)
  Income from bank
   owned life
   insurance                 213     220    (3)     847     829     2
  Income from sale of
   covered call
   options                   137     259   (47)   1,110   1,167    (5)
  Broker/dealer income        72      28   157      224      64   250
  Other operating
   income                    372     310    20    1,398   1,305     7
  Investment
   securities gains
   (losses)                  (76)      -    (a)     341     217    (a)
                      -------------------       ----------------
Total other income         4,389   4,157     6   18,532  18,435     1
Other expenses:
  Salaries and
   employee benefits       5,783   5,675     2   23,959  23,346     3
  Occupancy                  892     883     1    3,389   2,893    17
  Equipment                  541     528     2    2,100   1,979     6
  Data processing            487     464     5    1,884   1,828     3
  Professional fees          254     342   (26)     931   1,309   (29)
  Postage, stationery
   and supplies              285     327   (13)   1,043   1,132    (8)
  Advertising and
   business
   development               459     356    29    2,102   1,778    18
  Merchant credit card
   interchange expense     1,303   1,012    29    4,824   3,799    27
  Provision for other
   real estate owned           -     212    (a)   1,217   1,415   (14)
  Other operating
   expense                   684     547    25    2,283   2,024    13
                      -------------------       ----------------
Total other expense       10,688  10,346     3   43,732  41,503     5
                      -------------------       ----------------
Income before income
 taxes                     6,961   6,478     7   27,711  26,563     4
  Income tax expense       2,021   1,809    12    8,639   8,128     6
                      -------------------       ----------------
Net income                $4,940  $4,669     6  $19,072 $18,435     3
                      ===================       ================

Diluted earnings per
 share                     $0.49   $0.47     4    $1.91   $1.87     2
                      ===================       ================

(a) Percentage change information not meaningful.


FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
SELECTED CONSOLIDATED FINANCIAL DATA (UNAUDITED)



(In thousands   Three months ended              Years ended
 except per        December 31,          %     December 31,          %
 share data)      2004      2003    Change    2004      2003    Change
               --------------------------- ---------------------------

AVERAGE
 BALANCES:
  Loans, net of
   unearned
   income      $1,026,324  $897,676    14    $990,646  $890,579    11
  Investment
   securities     892,999   682,988    31     832,343   608,213    37
  Earning
   assets       1,966,325 1,621,518    21   1,871,611 1,544,470    21
  Total assets  2,081,808 1,746,795    19   1,989,781 1,655,593    20
  Demand
   deposits       270,942   247,559     9     271,259   246,525    10
  Total
   deposits     1,711,347 1,436,606    19   1,623,279 1,326,347    22
  Shareholders'
   equity         132,023   116,834    13     125,401   116,764     7

COMMON STOCK
 DATA:
  Earnings per
   share:
    Basic            0.50      0.48     4        1.95      1.92     2
    Diluted          0.49      0.47     4        1.91      1.87     2
  Weighted
   average
   shares
   outstanding:
    Basic       9,806,293 9,685,572     1   9,763,936 9,618,815     2
    Diluted    10,024,442 9,961,298     1  10,005,301 9,874,158     1
  Cash
   dividends
   paid per
   share            $0.16     $0.14    14       $0.62    $0.449    38
  Market price
   at period
   end             $32.41    $30.01     8
  Book value
   per share       $13.33    $12.12    10
  Price to book      2.43x     2.48x
   ratio                               (2)
  Price to          16.97x    16.05x
   earnings
   ratio (1)                           (6)
  Period end
   shares
   outstanding  9,820,811 9,680,711     1

FINANCIAL
 RATIOS
  Return on
   average
   assets (2)        0.94%     1.06%  (11)       0.96%     1.11%  (14)
  Return on
   average
   sharehold-
   ers' equity
   (2)              14.88%    15.86%   (6)      15.21%    15.79%   (4)
  Overhead
   ratio (2)         1.27%     1.51%  (16)       1.35%     1.49%   (9)
  Efficiency
   ratio (2)        60.56%    60.60%    -       60.79%    59.57%    2
  Net interest
   margin on
   average
   earning
   assets (2)        2.72%     3.20%  (15)       2.89%     3.36%  (14)
  Net interest
   spread (2),(3)    2.37%     2.89%  (18)       2.56%     2.97%  (14)
  Dividend
   payout ratio
    (2),(3)         31.58%    29.05%    9       32.70%    25.75%   27

-----


(1) Calculated using the end of period market price divided by the last twelve months diluted earnings of $1.91 per share in 2004 and $1.87 per share in 2003.

(2) Quarterly ratios are annualized.

(3) Tax equivalent basis. The net interest margin calculations include the effects of tax equivalent adjustments for tax exempt loans and investment securities using a tax rate of 35% in 2004 and 2003. Tax equivalent interest income for the three months ended December 31, 2004 and 2003 includes a tax equivalent adjustment of $163 and $153, respectively. Tax equivalent interest income for the year ended December 31, 2004 and 2003 includes a tax equivalent adjustment of $632 and $637, respectively.


FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
SELECTED CONSOLIDATED FINANCIAL DATA (UNAUDITED)

                                             December 31, December 31,
(Dollars in thousands)                           2004         2003
                                             -------------------------
CAPITAL RATIOS

Company Consolidated (minimum for"well
 capitalized"):
  Tier 1 capital ratio (6%)                     $156,019     $142,429
                                                   11.57%       12.52%
  Total risk-based capital ratio (10%)          $164,566     $150,798
                                                   12.20%       13.26%
  Capital leverage ratio (5%)                   $156,019     $142,429
                                                    7.47%        8.11%
Oak Brook Bank:
  Tier 1 capital ratio (6%)                     $142,000     $130,288
                                                   10.61%       11.52%
  Total risk-based capital ratio (10%)          $150,547     $138,657
                                                   11.24%       12.26%
  Capital leverage ratio (5%)                   $142,000     $130,288
                                                    6.82%        7.44%
ASSET QUALITY RATIOS
Nonperforming loans                                 $148         $542
Nonperforming assets(a)                           10,150       16,778
Nonperforming loans to total loans                  0.01%        0.06%
Nonperforming assets to total assets                0.49%        0.91%
Net charge-offs to average loans (annualized)       0.03%        0.07%
Allowance for loan losses to total loans            0.80%        0.91%
Allowance for loan losses to nonperforming         57.74x       15.44x
 loans

ROLLFORWARD OF ALLOWANCE FOR LOAN LOSSES
Balance at January 1                              $8,369       $7,351
                                             ------------ ------------
Charge-offs during the period:
  Construction, land acquisition and
   development loans                                 (64)           -
  Commercial loans                                   (76)        (815)
  Commercial real estate loans                       (28)           -
  Home equity loans                                  (15)           -
  Indirect vehicle loans                            (486)        (478)
  Consumer loans                                     (14)         (13)
                                             ------------ ------------
Total charge-offs                                   (683)      (1,306)
                                             ------------ ------------
Recoveries during the period:
  Construction, land acquisition and
   development loans                                  15          492
  Commercial loans                                     1            1
  Home equity loans                                   15            -
  Indirect vehicle loans                             272          215
  Consumer loans                                      57           16
                                             ------------ ------------
Total recoveries                                     360          724
                                             ------------ ------------
Net charge-offs during the period                   (323)        (582)
Provision for loan losses                            500        1,600
                                             ------------ ------------
Allowance for loan losses at December 31          $8,546       $8,369
                                             ============ ============

(a) Includes nonperforming loans, OREO and repossessed vehicles.


FIRST OAK BROOK BANCSHARES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED QUARTERLY STATEMENT OF INCOME (UNAUDITED)

                                                  2004
                                   -----------------------------------
                                    Fourth   Third    Second   First
                                   Quarter  Quarter  Quarter  Quarter
                                   -------- -------- -------- --------
                                         (Dollars in thousands)

Interest income                    $22,752  $22,731  $20,856  $20,372

Interest expense                     9,492    8,963    7,591    7,254
                                   -------- -------- -------- --------

Net interest income                $13,260  $13,768  $13,265  $13,118

Provision for loan losses                -        -      250      250

Other income                         4,389    4,846    4,731    4,566

Other expense                       10,688   11,971   10,670   10,403
                                   -------- -------- -------- --------

Income before income taxes          $6,961   $6,643   $7,076   $7,031

Income tax expense                   2,021    2,077    2,275    2,266
                                   -------- -------- -------- --------

Net income                          $4,940   $4,566   $4,801   $4,765
                                   ======== ======== ======== ========

Basic earnings per share (1)         $0.50    $0.47    $0.49    $0.49
                                   ======== ======== ======== ========

Diluted earnings per share (1)       $0.49    $0.46    $0.48    $0.48
                                   ======== ======== ======== ========

ROA (2)                               0.94%    0.87%    1.00%    1.04%
ROE (2)                              14.88%   14.71%   15.86%   15.42%
Net interest margin                   2.72%    2.81%    2.98%    3.08%



                                                  2003
                                   -----------------------------------
                                    Fourth   Third    Second   First
                                   Quarter  Quarter  Quarter  Quarter
                                   -------- -------- -------- --------
                                         (Dollars in thousands)

Interest income                    $19,937  $19,635  $20,079  $20,284

Interest expense                     7,020    6,582    7,295    7,807
                                   -------- -------- -------- --------

Net interest income                $12,917  $13,053  $12,784  $12,477

Provision for loan losses              250      350      250      750

Other income                         4,157    4,422    5,133    4,723

Other expense                       10,346   10,534   10,901    9,722
                                   -------- -------- -------- --------

Income before income taxes          $6,478   $6,591   $6,766   $6,728

Income tax expense                   1,809    1,955    2,182    2,182
                                   -------- -------- -------- --------

Net income                          $4,669   $4,636   $4,584   $4,546
                                   ======== ======== ======== ========

Basic earnings per share (1)         $0.48    $0.48    $0.48    $0.48
                                   ======== ======== ======== ========

Diluted earnings per share (1)       $0.47    $0.47    $0.47    $0.46
                                   ======== ======== ======== ========

ROA (2)                               1.06%    1.11%    1.12%    1.17%
ROE (2)                              15.86%   15.76%   15.41%   16.13%
Net interest margin                   3.20%    3.39%    3.38%    3.50%

---------

(1) Earnings per share have been restated to reflect the three-for-two stock split distributed in August 2003.
(2) Quarterly ratios are annualized.


    CONTACT: First Oak Brook Bancshares, Inc.
             Rosemarie Bouman, 630-571-1050 ext. 258
             rbouman@obb.com